                                  Exhibit 23.2

                      Consent of PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48240) of Encore Medical Corporation of our report dated February 22, 2001 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
March 27, 2003